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IDS Discovery Fund, Inc.
File No. 2-72174/811-3178

EXHIBIT INDEX

Exhibit 5: Copy of Investment Management and Services Agreement between Registrant and American Express Financial Corporation, dated March 20, 1995.

Exhibit 6: Copy of Distribution Agreement between Registrant and American Express Financial Advisors Inc., dated March 20, 1995.

Exhibit 8(a): Copy of Custodian Agreement between Registrant and American Express Trust Company, dated March 20, 1995.

Exhibit 8(b): Copy of Custody Agreement between Morgan Stanley Trust Company and IDS Bank & Trust dated May, 1993.

Exhibit 9(b): Copy of Transfer Agency Agreement between Registrant and American Express Financial Corporation, dated January 1, 1998.

Exhibit 9(d): Copy of Shareholder Service Agreement between Registrant and American Express Financial Advisors Inc., dated March 20, 1995.

Exhibit 9(e): Copy of Administrative Services Agreement between Registrant and American Express Financial Corporation, dated March 20, 1995.

Exhibit 10:    Opinion and consent of counsel.

Exhibit 11:    Consent of Independent Auditors.

Exhibit 15: Copy of Plan and Agreement of Distribution between Registrant and American Express Financial Advisors Inc., dated March 20, 1995.

Exhibit 17:    Financial Data Schedules.